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                                                                     EXHIBIT 4.4

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                          MESA CAPITAL CORPORATION,


                                  MESA INC.


                                     AND


                             MESA OPERATING CO.,
                                   ISSUERS




                                 $178,932,000


                            12 3/4% DISCOUNT NOTES


                              DUE JUNE 30, 1996





                         FIRST SUPPLEMENTAL INDENTURE


                         DATED AS OF JANUARY 5, 1994


                   AMERICAN STOCK TRANSFER & TRUST COMPANY,
                                                    TRUSTEE




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                          FIRST SUPPLEMENTAL INDENTURE


                 THIS FIRST SUPPLEMENTAL INDENTURE, dated as of January 5, 1994, among MESA CAPITAL CORPORATION, a Delaware corporation ("Capital"), MESA INC., a Texas corporation ("MESA"), and MESA OPERATING CO., a Delaware corporation ("MOC" and, together with Capital and MESA, the "Issuers"), and AMERICAN STOCK TRANSFER & TRUST COMPANY, a corporation organized and existing under the laws of the State of New York, as trustee (the "Trustee").

                 Intending to be legally bound hereby, each of the parties agrees as follows for the benefit of the other parties and for the equal and ratable benefit of Holders of the Issuers' 12 3/4% Discount Notes due June 30, 1996 (the "Securities"):

                 WHEREAS, Capital, MESA, Mesa Operating Limited Partnership, a Delaware limited partnership ("MOLP" and, together with MESA, the "Principal Issuers"), and the Trustee are parties to that certain Indenture, dated as of May 1, 1993 (the "Indenture"), pursuant to which the Securities were issued; and

                 WHEREAS, MESA, MOLP, Mesa Sub 1, Inc. (the name of MOC prior to the merger referred to therein) and certain other parties have entered into a Merger Agreement, dated as of January 5, 1994, pursuant to which, among other things, MOLP will merge with and into MOC, with MOC being the surviving entity, and the separate existence of MOLP will cease; and

                 WHEREAS, MOC now elects to assume all of the Obligations of MOLP arising under the Indenture and the Securities, including, without limitation the payment of all principal of, interest on, and fees with respect to, the Securities; and
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                 WHEREAS, Section 5.02 of the Indenture provides that neither
Principal Issuer shall consolidate with, merge into or sell, lease or transfer all or substantially all of its assets as an entirety to another person unless
(i) the resulting, surviving or transferee person is a corporation, partnership, or other business association or trust organized and existing under the laws of the United States or any state thereof or the District of Columbia, (ii) such person expressly assumes, by an indenture supplemental to the Indenture, executed and delivered to the Trustee, in a form satisfactory to the Trustee, all of the Obligations of such Principal Issuer under the Indenture and the Securities, (iii) immediately before and immediately after giving effect to such transaction, no Default or no Event of Default shall have occurred and be continuing and (iv) if any such other person has outstanding any Debt immediately prior to such transaction, the resulting, surviving or transferee person shall be permitted by the terms of the Indenture, immediately after giving effect to such transaction on a pro forma basis, to incur at least $1.00 of additional Debt in accordance with Section 4.17(b) of the Indenture; and

                 WHEREAS, Section 5.03 of the Indenture provides that in connection with any consolidation, merger, sale, transfer or lease contemplated by Section 5.02 the respective Principal Issuer shall deliver, or cause to be delivered, to the Trustee, in form and substance satisfactory to the Trustee, an Officers' Certificate and Opinion of Counsel, each stating that such consolidation, merger, sale, transfer or lease and the supplemental indenture in respect thereof comply with Article Five of the Indenture and that all conditions precedent therein provided for relating to such transaction have been complied with; and

                 WHEREAS, Section 5.04 of the Indenture provides that upon any consolidation or merger, or any sale, lease or transfer of all or substantially all of the assets of either Principal





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Issuer, the successor person formed by such consolidation or into which such
Principal Issuer is merged or the person to which such sale, lease or transfer is made shall succeed to, and be substituted for, and may exercise every right and power of such Principal Issuer under the Indenture with the same effect as if such successor had been named as an Issuer under the Indenture; and

                 WHEREAS, in accordance with the requirements of Section 5.02, MOC is a corporation organized and existing under the laws of the State of Delaware, immediately before and immediately after giving effect to the transaction no Default and no Event of Default has occurred and is continuing, and MOC had no Debt immediately prior to the aforementioned merger with MOLP; and

                 WHEREAS, the Issuers have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel as specified in Section 5.03 of the Indenture; and

                 WHEREAS, capitalized terms used herein and not otherwise defined are used as defined in the Indenture;

                 NOW, THEREFORE, in consideration of these premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, Capital, MESA and MOC, as Issuers, agree as follows for the benefit of the Trustee and the Holders of the Securities, and hereby amend and supplement the Indenture as follows:

                 1. In accordance with the provisions of Article Five of the Indenture, MOC hereby assumes all of the Obligations of MOLP as an Issuer under the Indenture and under the Securities, including without limitation, the Issuers' obligation to pay all principal of, interest on,





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and fees with respect to, the Securities, and the Issuers shall hereafter mean
Capital, MESA and MOC and the Principal Issuers shall hereafter mean MESA and MOC.

                 2. Upon the execution and delivery of this First Supplemental Indenture, the Indenture shall be modified to reflect the substitution of MOC for MOLP as an Issuer under the Indenture in accordance herewith, and this First Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Securities heretofore or hereinafter authenticated and delivered hereunder shall be bound by the Indenture, as so modified.

                 3. Except to the extent amended by or inconsistent with this First Supplemental Indenture, the Company, MESA and MOC, as Issuers, and the Trustee hereby ratify and reconfirm the Indenture in its entirety.

                 4. This First Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be an original, but all such counterparts shall together constitute but one and the same instrument.

                 5. The Trustee shall be authorized to place on the face or reverse side of each certificate representing the Securities the following legend, which legend may be imprinted on the certificates or set forth thereon by sticker, stamp or otherwise:

                 "Effective January 5, 1994, Mesa Operating Co., a Delaware corporation, assumed all obligations of Mesa Operating Limited Partnership under the 12 3/4% Discount Notes due June 30, 1996 of Mesa Capital Corporation, MESA Inc. and Mesa Operating Limited Partnership."





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                 6.       The laws of the State of New York shall govern the
construction and interpretation of this First Supplemental Indenture, without regard to principles of conflicts of laws.





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                 IN WITNESS WHEREOF, the parties hereto executed this First
Supplemental Indenture as of the date first above written.

                                                 MESA CAPITAL CORPORATION

Attest:



                                                 By:
- -------------------------------                     --------------------------
Charles L. Carpenter                                William D. Ballew
Secretary                                           Controller


                                                 MESA INC.

Attest:


                                                 By:
- -------------------------------                     --------------------------
Charles L. Carpenter                                William D. Ballew
Secretary                                           Controller


                                                 MESA OPERATING CO.

Attest:


                                                 By:
- -------------------------------                     --------------------------
Charles L. Carpenter                                William D. Ballew
Secretary                                           Controller


                                                 AMERICAN STOCK TRANSFER & TRUST
                                                 COMPANY, as Trustee

Attest:


                                                 By:
- -------------------------------                     --------------------------
Authorized Officer                                  Assistant Vice President
                                                    and Trust Officer





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